EXHIBIT 10.2
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                         SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of December 31, 2001, is by and between Urecoats Industries Inc., a Delaware corporation, with its principal place of business at 1239 East Newport Center Drive, Suite 101, Deerfield Beach, Florida 33442 (the "COMPANY"), and Richard J. Kurtz, with a residence at Duck Pond Road, Alpine, New Jersey 07620 (the "BUYER").

     WHEREAS:

     A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "ACT");

     B. The Company has authorized the following new series of its preferred stock, $1.00 par value per share: the Series B convertible preferred stock (the "SERIES B PREFERRED STOCK"), which shall be convertible into restricted shares of the Company's Common Stock, $.01 par value per share (the "COMMON STOCK") (as converted, the "CONVERSION SHARES"), at the conversion rate (set forth below) in accordance with terms of the Company's Certificate of Designation in the form attached hereto as EXHIBIT A (the "CERTIFICATE OF DESIGNATION"). The stated value per share of Series B Preferred Stock shall be $5.00, which includes the $1.00 par value per share. The Series B Preferred Stock and the Conversion Shares are collectively referred to in this Agreement as the "SECURITIES";

     C. The Buyer wishes to purchase and the Company desires to sell an aggregate of 124,755 shares of Series B Preferred Stock for a total of $623,775, upon the terms and conditions stated in this Agreement.

     NOW, THEREFORE, in consideration of the premises and covenants herein contained, the Company and the Buyer hereby agree as follows:

          1.     PURCHASE AND SALE OF SERIES B PREFERRED STOCK.

                 a. PURCHASE OF SERIES B PREFERRED STOCK. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7(a) below, the Company shall issue and sell to the Buyer and the Buyer shall purchase from the Company, for an aggregate of $623,775 an aggregate of 124,755 shares of Series B Preferred Stock (the "CLOSING"). On the Closing Date,

subject to receipt of the agreed upon consideration, the Company shall cause to be delivered to Buyer a stock certificate representing the number of shares of Series B Preferred Stock that Buyer is then purchasing, duly executed on behalf of the Company and registered in the name of the Buyer or his designee (the "STOCK CERTIFICATE").

                 b. CLOSING DATE. The date and time of the Closing (the "CLOSING DATE") shall be 10:00 a.m. Eastern Daylight Time on December 31,2001, subject to satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7(a) below (or such later date as is mutually agreed to by the Company and the Buyer).


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                 c.     FORM OF PAYMENT. On the Closing Date, Buyer shall cancel
indebtedness in the form of short-term loans bearing interest at 9% per annum owed by Company to Buyer in payment of the applicable purchase price for the Series B Preferred Stock to be issued and sold to Buyer at the Closing.

          2. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants with respect to only himself that:

                 a. INVESTMENT PURPOSE. Such Buyer (i) is acquiring the Series B Preferred Stock and (ii) upon conversion of the Series B Preferred Stock, will acquire the Conversion Shares, then issuable for his own account for investment only and not with a view towards, or for resale in connection with, the unlawful public sale or distribution thereof, except pursuant to sales of such shares which are the subject of an effective registration statement duly filed under the Act or otherwise exempted under the Act and all applicable state blue sky laws; provided, however, that by making the representations herein, such Buyer does not agree to hold any Securities for any minimum period or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Act and all applicable state blue sky laws.

                 b. ACCREDITED INVESTOR STATUS. Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated by the United States Securities and Exchange Commission (the "SEC") under the Act ("REGULATION D").

                 c. RELIANCE ON EXEMPTIONS. Buyer understands that the Series B Preferred Stock is being offered and sold to him in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Series B Preferred Stock.

                 d. INFORMATION. Buyer acknowledges that he is the Chairman of the Board of Directors of the Company and as such has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Series B Preferred Stock that have been requested by Buyer. No independent due diligence investigations conducted by Buyer shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Section 3 below.

                 e. NO GOVERNMENTAL REVIEW. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Series B Preferred Stock or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Series B Preferred Stock.

                 f. TRANSFER OR RESALE. Buyer understands that the: (i) Securities have not been and are not being registered under the Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) (i) they have been subsequently registered thereunder and (ii) they are offered for sale, sold, assigned and transferred in compliance with the

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prospectus delivery requirements of the Act; or (B) Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration.

                 g.     LEGENDS.

                        i. Buyer understands that the certificates or other instruments representing the Series B Preferred Stock and, until such time as the sale of the Conversion Shares have been registered under the Act, the stock certificates representing the Conversion Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

                        ii. Each certificate for Series B Preferred Stock shall also bear the following legend:

ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY'S CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES B PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 2(b)(iv) THEREOF. THE NUMBER OF SERIES B PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SUCH SHARES STATED ON THE FACE HEREOF.

          3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Buyer as set forth in this Section 3.

                 a. ORGANIZATION AND QUALIFICATION. The Company and its subsidiaries are duly organized and validly existing in good standing under the laws of the jurisdiction in which they are organized, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on (i) the business, properties, operations, condition (financial or otherwise), results of operations or objective prospects of the Company and its subsidiaries taken as a whole, (ii) on the ability of the Company to perform its obligations hereunder, under the Certificate of Designation or under the agreements or instruments to be entered into or filed in connection herewith or therewith, or (iii) the Securities.

                 b.     AUTHORIZATION; ENFORCEMENT; COMPLIANCE WITH OTHER
INSTRUMENTS.  (i)	The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, to issue, sell and perform its obligations with respect to the Series B Preferred Stock in

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accordance with the terms hereof, the Certificate of Designation and to issue the Conversion Shares upon conversion of the Series B Preferred Stock in accordance with the Certificate of Designation, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Series B Preferred Stock and the issuance of the Conversion Shares issuable upon conversion of the Series B Preferred Stock in accordance with the terms of the Certificate of Designation, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its shareholders, (iii) this Agreement and the certificates for the Series B Preferred Stock have been duly executed and delivered by the Company, (iv) this Agreement and the certificates for the Series B Preferred Stock constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies, and (v) the Certificate of Designation will have been filed with the Secretary of State of the State of Delaware within thirty (30) days after the Closing date hereof and will be in full force and effect, enforceable against the Company in accordance with its terms.

                 c. CAPITALIZATION. As of December 31, 2001, the authorized capital stock of the Company consists of 142 million shares, of which 140 million are for Common Stock and 2 million for preferred stock. No shares of Common Stock or preferred stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of any of the Securities as described in this Agreement. The Company has furnished to the Buyer true and correct copies of the Company's Restated Certificate Articles of Incorporation, as amended, and as in effect on the date hereof (the "RESTATED CERTIFICATE OF INCORPORATION"), and the Company's Bylaws, as in effect on the date hereof (the "BYLAWS"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

                 d. ISSUANCE OF SECURITIES. The Securities are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issue thereof and (iii) entitled to the rights and preferences set forth in the Certificate of Designation. As of the date hereof, the Company does not have authorized nor has it reserved any Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred Stock. The Company is obligated to take all steps necessary to enable it to fulfill the conversion obligations hereunder prior to the expiration of the Mandatory Conversion Date (as such is defined in the Certificate of Designation) under the Certificate of Designation. Upon conversion in accordance with the Certificate of Designation, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

                 e.	NO CONFLICTS.  Except as otherwise expressly stated
herein, the execution, delivery and performance of this Agreement, the

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performance by the Company of its obligations under the Certificate of
Designation and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Restated Certificate of Incorporation, as amended, any Certificate of Designation, Preferences and Rights of any outstanding series of preferred stock of the Company or Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Neither the Company nor its subsidiaries is in violation of any term of or in default under its Restated Certificate of Incorporation, as amended, or Articles of Incorporation, as amended, as applicable, any Certificate of Designation, Preferences and Rights of any outstanding series of preferred stock of the Company or Bylaws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order (collectively referred to as the "MATERIAL CONTRACTS") or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted, in violation of any material law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the Act and applicable blue sky laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental or regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or perform its obligations under the Certificate of Designation in accordance with the terms hereof or thereof.

                 f. SEC DOCUMENTS; FINANCIAL STATEMENTS. Since January 20, 1997, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).
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                 g.     ACKNOWLEDGMENT REGARDING BUYERS' PURCHASE OF THE SERIES
B PREFERRED STOCK. Purchaser's status as Chairman of the Board of Directors and holder of more than ten percent (10%) of the Company's outstanding shares, the Company acknowledges and agrees that for purposes hereof, Buyer is acting in the capacity of an arm's length purchaser with respect to this Agreement and the Certificate of Designation and the transactions contemplated hereby and thereby. The Company further acknowledges that for the purposes hereof, Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the Certificate of Designation and the transactions contemplated hereby and thereby and any advice given by Buyer or any of his representatives or agents in connection with this Agreement and the Certificate of Designation and the transactions contemplated hereby and thereby is merely incidental to Buyer's purchase of the Series B Preferred Stock. The Company further represents to Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

                 h. NO GENERAL SOLICITATION. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of any of the Securities offered hereby.

                 i. NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Act or cause the offering of any of the Securities to be integrated with prior offerings by the Company for purposes of the Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of the issuance by the Company of any of the Securities under the Act or cause the offering of the Securities to be integrated with other offerings.

                 j. INTELLECTUAL PROPERTY RIGHTS. The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights (collectively "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct their respective businesses as now conducted and as presently contemplated to be operated in the future except for Intellectual Property Rights that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

                 k. LEASES. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases.

                 l. INSURANCE. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any

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such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not individually or in the aggregate have a Material Adverse Effect.

                 m. INTERNAL ACCOUNTING CONTROLS. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 n. TAX STATUS. The Company and each of its subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not been notified that any of its tax returns is currently being audited by any taxing authority.

                 o. DILUTIVE EFFECT. The Company understands and acknowledges that its obligation to issue Conversion Shares upon conversion of the Series B Preferred Stock in accordance with this Agreement and the Certificate of Designation is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

                 p. ADJUSTMENTS. In the event the Company shall at any time prior to the conversion of the Series B Preferred Stock: (i) declare to the holders of its Common Shares a dividend payable in Common Shares, then the holder hereof, upon the conversion of this Series B Preferred Stock after the record date for the determination of holders of Common Shares entitled to receive, in addition to the number of Common Shares into which this Series B Preferred Stock is convertible, such additional Common Shares as such holder would have received if he had theretofore converted and been the holder of record of such number of Common Shares on such record date; or (ii) effect a stock split or recapitalization of such character that the Common Shares shall be changed into or become exchangeable for larger or smaller number of shares, then upon the effective date thereof the number of Common Shares which the holder hereof shall be entitled to acquire hereunder on conversion shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of Common Shares by reason of such recapitalization and the number of recapitalized Common Shares be proportionately increased upon conversion and in the case of a decrease in the number of recapitalized Common Shares be proportionately decreased upon conversion; or (iii) consolidate or merge with or
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transfer all or substantially all of its assets as an entirety to any other corporation, then the holder hereof upon the conversion of this Series B Preferred Stock after the effective date of such consolidation or merger or transfer shall be entitled to receive the number of shares or other securities or property of the corporation resulting from such consolidation or merger or to which such transfer was made which such holder would have received if he had theretofore converted the Series B Preferred Stock and been the holder of record of the Common Shares on the effective date of such consolidation or merger or transfer.

          4.     COVENANTS AND AGREEMENTS.

                 a. BEST EFFORTS. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

                 b. BLUE SKY. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for, or obtain exemption for the Securities for, sale to Buyer pursuant to this Agreement under applicable securities or "Blue Sky" laws of the State of New Jersey. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the State of New Jersey wherein the Buyer resides.

                 c. FINANCIAL INFORMATION. The Company agrees to file all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act so long as the Series B Preferred Stock shall be outstanding and unconverted. The financial statements of the Company will be prepared in accordance with generally accepted accounting principles, consistently applied, and will fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries and results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                 d. NONRESERVATION OF SHARES. As of the date hereof, the restated certificate of incorporation, as amended, of the Company does not have authorized, nor has the Company reserved the requisite number of shares of Common Stock, for the purpose of effecting the conversion of the Series B Preferred Shares. The Company has covenanted to take all steps necessary to enable the Company to fulfill the conversion obligations hereunder prior to expiration of the Mandatory Conversion Date (as such is defined in the Certificate of Designation). If, for reasons beyond its control, the Company does not have the power and authority to issue Common Stock pursuant to a Holder's Conversion Notice after 180 days from the Initial Issuance Date up to and including the Mandatory Conversion Date, the Mandatory Conversion Date shall be automatically extended for additional and successive one year periods until such time that Common Stock becomes available for issuance. There shall be no penalty for the Company's inability to convert at any time for failure to fulfill any Holder's Conversion Notice.

                 e. FILING OF FORM 8-K. As soon as practicable after the Closing Date, the Company will file a Form 8-K with the SEC with respect to the issuance of the Securities at such Closing and the transactions contemplated by

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this Agreement.  Such filing shall contain appropriate disclosure of the terms and conditions of the issuance of the Securities and shall include as exhibits forms of the Agreement and Certificate of Designation.

                 f. CORPORATE EXISTENCE. So long as any Buyer beneficially owns any Securities pursuant to this Agreement, the Company shall maintain its corporate existence in good standing under the laws of the jurisdiction in which it is incorporated and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets for cash, or, if for securities, where the surviving or successor entity in such transaction either (i) redeems all of the then outstanding Series B Preferred Stock in accordance with and subject to the terms of the Certificate of Designation applicable to such transactions, or
(ii) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith.

                 g. INSURANCE. The Company shall maintain liability, casualty and other insurance (subject to customary deductions and retentions) with responsible insurance companies against such risk of the types and in the amounts customarily maintained by companies of comparable size to the Company.

          5. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Series B Preferred Stock to Buyer at the Closing is subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                 a. Buyer shall have executed this Agreement and delivered the same to the Company.

                 b. Buyer shall have delivered to the Company the applicable purchase price for the Series B Preferred Stock being purchased by Buyer at Closing.

                 c. A Merger Transaction (as defined in the Certificate of Designation) pursuant to which all of the outstanding Series B Preferred Stock shall have been converted or redeemed shall not have been consummated.

                 d. The representations and warranties of Buyer shall be true and correct in all material respects as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Buyer at or prior to the Closing Date.

          6.     CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

                 a. CLOSING DATE. The obligation of Buyer hereunder to purchase the Series B Preferred Stock at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Buyer's sole benefit and may be waived by such Buyer at any time in his sole discretion:


                                      -9-

                        i. The Company shall have executed this Agreement and delivered the same to such Buyer.

                        ii. The Certificate of Designation shall have been executed by the Company and filed with the Secretary of the State of Delaware, and a copy marked as filed shall have been delivered to such Buyer.

                        iii. The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case such representations and warranties shall be true and correct without further qualification) as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Buyer shall have received a certificate, executed by the President of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Buyer.

                        iv. Buyer shall have received the opinion of the Company's counsel dated as of the Closing Date, in form, scope and substance reasonably satisfactory to Buyer and in substantially the form of EXHIBIT B attached hereto.

                        v. The Company shall have executed and delivered to Buyer the Stock Certificates (in such denominations as such Buyer shall request) for the Series B Preferred Stock being purchased by Buyer being given at the Closing.

                        vi. The Board of Directors of the Company shall have adopted the resolutions in substantially the form of EXHIBIT C attached hereto (the "RESOLUTIONS").

                        vii. The Company shall have delivered to Buyer a secretary's certificate certifying as to (A) the Resolutions, (B) copies of its Restated Certificate of Incorporation and (C) By-laws, each as in effect at the Closing.

                        viii. The Company shall have delivered to Buyer such other documents relating to the transactions contemplated by this Agreement as Buyer may reasonably request.

                        ix. The transactions contemplated hereby shall not violate any law, regulation or order then in effect and applicable to Buyer or the Company.

          7. INDEMNIFICATION. In consideration of each Buyer's execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless Buyer and each other holder of Securities from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether Buyer is a party to

                                      -10-
the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "BUYER INDEMNIFIED LIABILITIES"), incurred by Buyer (and shall advance the same) as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Certificate of Designation or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, the Certificate of Designation or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against Buyer and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by the Buyer. Promptly after receipt by Buyer of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving the Buyer Indemnified Liabilities, Buyer shall deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent it so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel selected by the Company and reasonably satisfactory to Buyer; provided, however, that Buyer shall have the right to retain its own counsel with the fees and expenses to be paid by the Company, if, in the reasonable opinion of counsel retained by the Company, the representation by such counsel of the Buyer and the Company would be inappropriate due to actual differing interests between Buyer and any other party represented by such counsel in such proceeding. The Buyer shall cooperate fully with the Company in connection with any negotiation or defense of any such action or claim by the Company and shall furnish to the Company all information reasonably available to the Buyer which relates to such action or claim. The Company shall keep the Buyer fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the consent of the Buyer, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Buyer of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Buyer with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve it of any liability to the Buyer, except to the extent that the Company is prejudiced in its ability to defend such action. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Buyer Indemnified Liabilities which is permissible under applicable law.

          9.     GOVERNING LAW; MISCELLANEOUS.

                 a. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

                 b. COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, PROVIDED THAT a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                 c. HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                 d. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                 e. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the documents referred to herein, supersede all other prior or contemporaneous oral or written agreements between or among the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Company and the holders of at least 2/3 of the then outstanding Series B Preferred Stock, but any such waiver or amendment shall bind all Buyers and holders.

                 f. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested;
(iii) three (3) business days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

     if to the Company:

          Urecoats Industries Inc.
          1239 East Newport Center Drive, Suite 101
          Deerfield Beach, Florida 33442
          Telephone:  (954) 428-8686
          Facsimile:  (954) 428-8011
          Attention: Michael T. Adams, Corporate Secretary with a copy to:

               Alfred V. Greco, PLLC
               666 Fifth Avenue
               14th Floor
               New York, New York 10103
               Telephone:  (212)246-6551
               Facsimile:  (212)582-0176
               Attention:  Alfred V. Greco, Esquire

     if to the Buyer:

          Richard J. Kurtz
          Duck Pond Road
          Alpine, New Jersey 07620
          Telephone:  (212) 768-3154
          Facsimile:  (212) 768-2561

                 g. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of 2/3 of the Series B Preferred Stock then outstanding. A Buyer may assign some or all of its rights hereunder without the consent of the Company, PROVIDED, HOWEVER, that (i) any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld; (ii) Buyer may not assign his purchase or other rights hereunder in a manner that would cause the offering of Securities hereunder to be required to be registered under the Act; (iii) Buyer may not assign his purchase or other rights with respect to the Series B Preferred Stock; and (iv) Buyer may not assign his rights hereunder to an entity that in the good faith judgment of the Board of Directors of the Company is competitive with a core business of the Company.

                 h. NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                 i. SURVIVAL. The representations and warranties of the Company and the Buyer contained in Sections 3 and 2, respectively, shall survive the Closing until three years after the Closing Date, including, without limitation, all financial statements thereto. The agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in
Section 8, shall survive the Closing. Buyer shall be responsible only for his own representations, warranties, agreements and covenants hereunder.

                 j. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                 k. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                 l. GOVERNING LAW; JURISDICTION; JURY TRIAL. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (other than Section 5-1401 of the New York General Obligations Law and whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in The City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                 m. REMEDIES. Buyer and each holder of the Securities shall have all rights and remedies set forth in this Agreement and the Certificate of Designation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

     IN WITNESS WHEREOF, the Buyer and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

URECOATS INDUSTRIES INC.                        RICHARD J. KURTZ



By: /s/ Timothy M. Kardok, President            By: /s/ Richard J. Kurtz
    --------------------------------                --------------------
Name: Timothy M. Kardok                         Name: Richard J. Kurtz
Title: President                                Title: Investor